Exhibit 10.2

AMENDMENT TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

OF

FINANCIAL STRATEGIES ACQUISITION CORP.

This Amendment No. 1 (this “Amendment”), dated as of December 9, 2022, to the Investment Management Trust Agreement (as defined below), is made by and between Financial Strategies Acquisition Corp, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as trustee (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of December 9, 2021 (as amended, the “Trust Agreement”);

WHEREAS, $101,050,500 was placed in the Trust Account from the IPO and sale of Private Units;

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, Section 1(j) of the Trust Agreement provides for the extension of the Applicable Deadline upon receipt of an Extension Letter in a form substantially similar to that attached thereto as Exhibit D;

WHEREAS, Section 7(c) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may only be amended with the approval of the holders of at least a majority of the outstanding shares of Common Stock;

WHEREAS, at a special meeting of stockholders held on December 9, 2022, the Company obtained the approval of the holders of at least a majority of the outstanding shares of Common Stock to effect this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to Trust Agreement.

1.1	Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i)	Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; or (y) January 14, 2023 (the “Applicable Deadline”) (provided that the Board, in its discretion, upon written notice to the Trustee, may extend the Applicable Deadline by one month each on up to eleven occasions, for up to an additional eleven months, but in no event to a date later than December 14, 2023 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open)) if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of such date;

1.2	Exhibit D of the Trust Agreement is hereby amended and restated in its entirety as follows:

Exhibit D

[Date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re:	Trust Account — Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Financial Strategies Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, dated as of December 9, 2021, as amended (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional one (1) month, from ____________ to _____________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the lesser of (a) $50,000 or (b) $0.05 for each share of Class A Common Stock issued as part of the units sold in the IPO and currently outstanding, which will be wired to you, into the Trust Account investments upon receipt.

This is the ___________ of up to eleven Extension Letters.

Very truly yours,

FINANCIAL STRATEGIES ACQUISITION CORP.

By:
Name:
Title:

cc:	I-Bankers Securities, Inc.

2.1.	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

FINANCIAL STRATEGIES ACQUISITION CORP.

By:	/s/ Timo Vainionpää
Name:	Timo Vainionpää
Title:	Interim Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]